Exhibit 4.5

[FORM OF SECURITY]

No. ________    $_____
[ ˜ ]% Senior Secured Note due 2027
CUSIP No. _____
ISIN No. _____
Bloom Energy Corporation, a Delaware corporation (the “Issuer”), promises to pay to
[Cede & Co.] [    ], or its registered assigns, the principal sum [of    Dollars]
[listed on the Schedule of Increases or Decreases in Global Security attached hereto]1 on or before March 31, 2027 as set forth in this Security.
Payment Dates: March 31, June 30, September 30 and December 31 (each, a “Payment Date”)
Record Dates: March 15, June 15, September 15 and December 15 (each, a “Record Date”)
Additional provisions of this Security are set forth on the following pages of this Security.

1 Use the Schedule of Increases or Decreases language if Security is in Global Form.
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IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed.
BLOOM ENERGY CORPORATION
By: ___________________________
Name:
Title:

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TRUSTEE’S CERTIFICATE
OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is
one of the Securities
referred to in the within-mentioned Indenture.

By: ___________________________	Authorized Signatory
Date:
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